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                        [FORM OF UNDERWRITING AGREEMENT]

                            NETWORK SOLUTIONS, INC.

                        7,730,000 Shares of Common Stock

                             Underwriting Agreement

                                                                          , 2000

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Hambrecht & Quist LLC
PaineWebber Incorporated
FleetBoston Robertson Stephens
Prudential Securities Incorporated
  As Representatives of the several Underwriters
  listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

         Network Solutions, Inc., a Delaware corporation (the "Company") proposes to issue and sell 1,000,000 shares (the "Company Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, SAIC Venture Capital Corporation, a Nevada corporation ("SAIC VCC") and a wholly owned subsidiary of Science Applications International Corporation, a Delaware corporation ("SAIC" and, together with SAIC VCC, the "SAIC Entities"), proposes to sell 6,700,000 shares of Common Stock (the "SAIC Shares"), and certain other stockholders of the Company named in Schedule II hereto (the "Management Stockholders" and, together with SAIC VCC, the "Selling Stockholders") propose to sell an aggregate of 30,000 shares of Common Stock (the "Management Stockholder Shares" and, together with the SAIC Shares, the "Selling Stockholder Shares") as set forth in Schedule II hereto, to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company Shares and the Selling Stockholder Shares are herein referred to as the "Underwritten Shares". In addition, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 1,159,500 shares

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(the "Option Shares") of Common Stock. The Underwritten Shares and the Option
Shares are herein referred to as the "Shares."

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement as amended at the time when it became or shall become effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

         1. The Company agrees to issue and sell the Company Shares and each of the Selling Stockholders agrees, severally and not jointly, to sell the Selling Stockholder Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from each of the Company and each of the Selling Stockholders at a purchase price per share of $ (the "Purchase Price") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Company and by each of the Selling Stockholders as set forth opposite their respective names under the heading "Number of Underwritten Shares" in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and all the Selling Stockholders hereunder.

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         In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

         The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         On December 21, 1999, the Company approved a 2-for-1 stock split of the shares of Common Stock, to be effected in the form of a stock dividend on shares of Common Stock outstanding on a date after the Closing Date as determined by a duly appointed committee of the Board of Directors of the Company (the "Record Date"). The stock dividend will be distributed to stockholders a date after the Record Date as determined by a duly appointed committee of the Board of Directors of the Company (the "Distribution Date"). In the event the Additional Closing Date (as defined below) is after the Record Date, the Company shall issue to each Underwriter on the Additional Closing Date the number of Option Shares to be purchased by such Underwriter as determined above together with a "due bill" for an equal number of shares of Common Stock to be issued by the Company on or after the Distribution Date in exchange for such "due bill."

         2. The Company and the Selling Stockholders understand that the Underwriters intend (i) to make a public offering of the Shares as soon after
(A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

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         3. Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company, in the case of the Company Shares, to accounts specified by SAIC VCC in the case of the SAIC Shares and to accounts specified by the Attorneys-in-Fact, in the case
of the Management Stockholder Shares, to the Representatives on          , 2000,
or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives, the Company, SAIC VCC and the Attorneys-in-Fact may agree upon in writing, or to an account specified to the Representatives by the Company, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date," and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Company Shares and the Option Shares duly paid by the Company and any transfer taxes payable in connection with the transfer to the Underwriters of the Selling Stockholder Shares duly paid by the Selling Stockholders. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

         4. (A) The Company represents and warrants to each of the Underwriters, the SAIC Entities and the Management Stockholders that:

         (a) each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance

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     upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein;

         (b) the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein;

         (c) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (d) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and changes in cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

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         (e) since the respective dates as of which information is given in the
     Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

         (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

         (g) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

         (h) this Agreement has been duly authorized, executed and delivered by the Company;

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         (i) the Company has an authorized capitalization as set forth in the
     Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company (including the Shares) have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

         (j) the Company Shares and Option Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the description thereof in the Prospectus; and the issuance of the Company Shares and Option Shares is not subject to any preemptive or similar rights;

         (k) neither the Company nor any of its subsidiaries is, and with the giving of notice or lapse of time or both would be, in violation of or in default under its certificate of incorporation (the "Certificate of Incorporation") or by-laws (the "By-Laws") or any indenture, mortgage, deed of trust, loan agreement or other agreement (including, without limitation, the Cooperative Agreement between the Department of Commerce, as successor to the National Science Foundation and the Company dated as of January 1, 1993, as amended to date (the "Cooperative Agreement")) or instrument to which any of the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole; the issuance and sale of the Company Shares and Option Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or gov-

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     ernmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

         (l) other than as set forth in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company is or may be a party or to which any property of the Company or any of its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

         (m) no relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

         (n) except as set forth in the Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Selling Stockholder Shares by the Selling Stockholders pursuant hereto;

         (o) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (p) PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act;

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         (q) the Company and its subsidiaries, or SAIC on the Company's behalf, have filed all federal, state, local and foreign tax returns which have been required to be filed and has paid all taxes shown thereon and all assessments received by them or either of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency, which if determined adversely to the Company might have, a Material Adverse Effect;

         (r) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

         (s) the unissued Shares issuable upon the exercise of options (the "Options") to be exercised by certain of the Management Stockholders (the "Optionholders") have been duly and validly authorized and reserved for issuance, and at the time of delivery to the Underwriters with respect to such Shares, such Shares will be issued and delivered in accordance with the provisions of the applicable stock option agreements between the Company and such Selling Stockholders pursuant to which such Options were granted (the "Option Agreements") and will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus;

         (t) the Options were duly authorized and issued pursuant to the Option Agreements and constitute valid and binding obligations of the Company, and the Optionholders are entitled to the benefits provided by the Option Agreements; the Option Agreements were duly authorized, executed and delivered and constitute valid and binding instruments enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Options and the Option Agreements conform to the descriptions thereof in the Prospectus;

         (u) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which are believed by the Company to be reliable;

         (v) except as set forth in the Prospectus, each of the Company and its subsidiaries owns or possesses the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade se-

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     crets and other unpatented and/or unpatentable proprietary or confidential information, databases, computer applications, programs and other software and other intellectual property (collectively, the "Intellectual Property"), reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own or possess such Intellectual Property would not have a Material Adverse Effect, and, except as described in the Registration Statement and the Prospectus, the Company has no knowledge of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not have a Material Adverse Effect;

         (w) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect;

         (x) the Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries;

         (y) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; and

         (z) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated

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     funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceed the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (B) Each of the SAIC Entities severally represents and warrants to each of the Underwriters, the Company and the Management Stockholders that:

         (a) SAIC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

         (b) SAIC VCC has been duly incorporated and is validly existing as a corporation under the laws of the State of Nevada; and all the outstanding shares of capital stock of SAIC VCC have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by SAIC, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

         (c) SAIC VCC has good and marketable title to all the Shares to be sold by SAIC VCC hereunder, in each case free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, and upon the delivery of and payment for such Shares hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests or claims whatsoever;

         (d) neither of the SAIC Entities has taken nor will it take, directly or indirectly, any action which is designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

         (e) neither of the SAIC Entities has actual knowledge that the representations and warranties of the Company contained in Section 4(A) of this Agreement are not true and correct, each of the SAIC Entities is familiar with the Registration Statement, and neither of the SAIC Entities has knowledge of any material fact, condition or information not disclosed in the Registration Statement which has had or may have a Material Adverse Effect; the sale of the Shares by SAIC VCC pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Registration Statement; and the information pertaining to the SAIC Entities under the caption "Selling Stockholders" in the Prospectus is complete and accurate in all material respects;


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                                      -12-

         (f) the Registration Statement and the Prospectus (as amended or supplemented) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein;

         (g) this Agreement has been duly authorized, executed and delivered by the SAIC Entities; and

         (h) the sale of the Shares by SAIC VCC hereunder, the compliance by the SAIC Entities with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (in each case material to SAIC and its subsidiaries, considered as a whole), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either SAIC Entity is a party or by which either SAIC Entity is bound or to which any of the property or assets of either SAIC Entity is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of either SAIC Entity, nor will such action result in any violation (in each case material to SAIC and its subsidiaries, considered as a whole) of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over either SAIC Entity or any of its properties; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares by SAIC VCC or the consummation by the SAIC Entities of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or made under the Securities Act or the Exchange Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters; each of the SAIC Entities has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by it; each agreement between the Company and SAIC referred to in the Prospectus has been duly executed and delivered by SAIC and constitutes a valid and binding obligation of SAIC enforceable against SAIC in accordance with its terms.

         (C) Each of the Management Stockholders severally represents and warrants to each of the Underwriters that:

         (a) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Management Stockholder of this Agreement and the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Management Stockholder hereunder, have been obtained; and such Management Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Management Stockholder hereunder; and this Agreement, the Power of Attorney and the Custody Agreement have each been duly, executed and delivered by such Management Stockholder;

         (b) the sale of the Shares to be sold by such Management Stockholder hereunder and the compliance by such Management Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Management Stockholder is a party or by which such Management Stockholder is bound or to which any of the property or assets of such Management Stockholder is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Management Stockholder or the property of such Management Stockholder;

         (c) such Management Stockholder has good and valid title to the Shares to be sold at the Closing Date by such Management Stockholder hereunder (other than the Shares to be issued upon exercise of Options), free and clear of all liens, encumbrances, equities or adverse claims; such Management Stockholder will have, immediately prior to the Closing Date, assuming due issuance of any Shares to be issued upon exercise of Options, good and valid title to the Shares to be sold at the Closing Date by such Management Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such

     Shares, free and clear of all liens, encumbrances, equities, security interests or claims, will pass to the several Underwriters;

         (d) such Management Stockholder has not taken nor will such Management Stockholder take, directly or indirectly, any action which is designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock;

         (e) the information pertaining to such Management Stockholder under the caption "Selling Stockholders" in the Prospectus is complete and accurate in all material respects;

         (f) when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the Closing Date, the Additional Closing Date or the termination of the offering of the Shares, such parts of the Registration Statement and Prospectus, and any supplements or amendments thereto, as they relate to such Management Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

         (g) the lock-up letter previously delivered to the Underwriters by such Management Stockholder is in full force and effect on the date of this Agreement.

         (D) Robert J. Korzeniewski (the "Senior Management Stockholder") represents and warrants to each of the Underwriters that such Senior Management Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 4(A) of this Agreement are not true and correct in all material respects.

         Each of the Management Stockholders severally represents and warrants to each of the Underwriters that certificates in negotiable form representing all of the Shares to be sold by such Management Stockholders hereunder, other than any such Shares to be issued upon the exercise of Options, have been, and each of the Management Stockholders who is selling Shares upon the exercise of Options to each of the Underwriters represents and warrants that duly completed and executed irrevocable Option exercise notices, in the forms specified by the relevant Option Agreement, with respect to all of the Shares to be sold by such Management Stockholder to each of the Underwriters hereunder have been, placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Management Stockholder to the Company, as custodian (the "Custodian"), and that such Management Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in such Power of Attorney, and each of them, as such Management Stockholder's Attorneys-in-Fact (the "Attorneys-in-Fact" or any one of them the "Attorney-in Fact") with authority to execute and deliver this Agreement on behalf of such Management Stockholder, to determine the purchase price to be paid by the Underwriters to the Management Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Management Stockholder hereunder, to effect (if applicable) the exercise of the Options to be exercised with respect to the Shares to be sold by such Management Stockholder hereunder and otherwise to act on behalf of such Management Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

         Each of the Management Stockholders specifically agrees that the Shares represented by the certificates or the irrevocable Option exercise notice, in either case held in custody for such Management Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Management Stockholder for such custody, and the appointment by such Management Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Management Stockholders specifically agrees that the obligations of such Management Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Management Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Management Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares by it hereunder, certificates representing such Shares shall be delivered by or on behalf of such Management Stockholder in accordance with their terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         5. (A) The Company covenants and agrees with each of the several Underwriters as follows:

         (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pur-suant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

         (b) to deliver, at the expense of the Company, to the Representatives seven signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein and, during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representatives may reasonably request for the purposes contemplated by the Securities Act;

         (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

         (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspen-sion of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

         (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

         (f) to endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

         (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

         (h) during a period of five years commencing with the date hereof, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission;

         (i) for a period of 90 days after the date of the initial public offering of the Shares (the "Lock-Up Period") not to, (i) directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities of the Company which are substantially similar to the Common Stock, including but not limited to any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such substantially similar securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of the Representatives, other than (i) the Option Shares to be sold hereunder, (ii) any options granted or shares of Common Stock of the Company issued upon the exercise of options granted or to be granted under the Company's 1996 Stock Incentive Plan, the Company's 1997 Employee Stock Purchase Plan or any 401(k) plan administered by SAIC or by the Company during the Lock-Up Period, (iii) shares of Common Stock issued by the Company as consideration for the acquisition of a business similar or complementary to that of the Company; provided, any acquiror of such shares of Common Stock shall agree to be bound by this Section 5(A)(i) or identical restrictions on transfer of such shares for the duration of the Lock-Up Period or (iv) as otherwise set forth in the Prospectus;

         (j) to use the net proceeds received by the Company from the sale of the Shares by the Company pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (k) to list for quotation the Shares on the National Market System of the Nasdaq Stock Market, Inc. (the "Nasdaq National Market"); and

         (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution, issuance and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto) (but not after nine (9) months after the date hereof), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the Nasdaq National Market, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.,
     (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, any blue sky memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar.

         (B) Each of the SAIC Entities covenants and agrees with the several Underwriters that, for a period of 90 days after the date of the initial public offering of the Shares not to, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities of the Company which are substantially similar to the Common Stock, including but not limited to any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such substantially similar securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any such substantially similar securities without the prior written consent of the Representatives, in each case other than the Shares to be sold by SAIC VCC hereunder.

         (C) Each of the Management Stockholders covenants and agrees with each of the several Underwriters to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

         6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company, each of the SAIC Entities and each of the Management Stockholders of their respective obligations hereunder and to the following additional conditions:

         (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with
     Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

         (b) the representations and warranties of the Company, the SAIC Entities and the Management Stockholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on the Closing Date or the Additional Closing Date, as the case may be, and each of the Company, the SAIC Entities and the Management Stockholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

         (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

         (d) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any Material Adverse Change, or any development involving a prospective Material Adverse Change otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and the Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by in-surance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

         (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (1) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, satisfactory to the Representatives, to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section 6 and to the further effect that there has not occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change from that set forth or contemplated in the Registration Statement and (2) a certificate from each of the SAIC Entities and the Management Stockholders, satisfactory to the Representatives to the effect set forth in subsection (b) of this Section 6 (with respect to the respective representations, warranties, agreements and conditions of the SAIC Entities and the Management Stockholders, as the case may be);

         (f) Pillsbury, Madison & Sutro LLP, counsel for the Company, the SAIC Entities and the Management Stockholders, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) each of the Company and SAIC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; the Company is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect) and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; SAIC VCC has been duly incorporated or organized and is validly existing as a corporation under the laws of the State of Nevada; and all of the outstanding shares of capital stock of SAIC VCC have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by SAIC, free and clear of all liens, encumbrances, equities or claims;

                  (ii) each of the Company's subsidiaries has been duly incorporated or organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or organization with full corporate power and authority Registration Statement to own its properties and conduct its business as described in the Registration Statement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each state of the United States of America in which the ownership or leasing of property requires such qualification (except other than where the failure to be so qualified would not have a Material Adverse Effect); and all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (iii) the authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, par value $.001 per share, of which there are no outstanding shares and 210,000,000 shares of Common
         Stock, of which there are    outstanding shares (including the Company
         Shares and the Option Shares, if any, issued pursuant to the terms of the Agreement); proper corporate proceedings have been taken validly to authorized such authorized capital stock; all of the outstanding shares of such capital stock (including the Company Shares and the Option Shares, if any, issued pursuant to the terms of this Agreement) have been duly and validly issued and are fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Shares, or the issue and sale thereof, and no restrictions on transfer or voting exist with respect to the Shares in each case pursuant to the Certificate of Incorporation or Bylaws of the Company or under law and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Shares and there are no contractual restrictions on transfer or voting which exist with respect to the Shares;

                  (iv) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

                  (v) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

                  (vi) such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief), as of its date or at the Closing Date or the Additional Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (vii) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel), 11 (insofar as it relates to legal proceedings or security ownership of beneficial owners and management) and 15 of Form S-3 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and the description of the stock option plan and the options granted and which may be granted thereunder set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

                  (viii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                  (ix) such counsel do not know of any franchises, contracts, leases, documents or legal or governmental proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

                  (x) the Underwriting Agreement has been duly authorized, executed and delivered on or behalf of by the Company, the SAIC Entities and the Management Stockholders;

                  (xi) a Power of Attorney and a Custody Agreement have been duly authorized, executed and delivered by each Management Stockholder and constitute valid and binding agreements of each Management Stockholder in accordance with their terms; the Attorneys-in-Fact have been duly authorized by the Management Stockholders to execute and deliver on their behalf this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by the Management Stockholders and receive payment therefor pursuant hereto;

                  (xii) each of the intercompany agreements referred to in the Prospectus has been duly authorized, executed and delivered by the Company and SAIC;

                  (xiii) the execution, delivery and performance by the Company, the SAIC Entities and the Management Stockholders of the Underwriting Agreement, the sale by the Selling Stockholders of the Underwritten Shares and the issuance and sale by the Company of the Company Shares and the Option Shares, each as contemplated by the Underwriting Agreement, have been duly authorized on the part of the Company, each of the SAIC Entities and each of the Management Stockholders and will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or either SAIC Entity or any agreement (including, without limitation, the Cooperative Agreement) or instrument known to such counsel to which the Company, either SAIC Entity or any Management Stockholder is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, in-junction or decree, or any jurisdiction, court or governmental instrumentality;

                  (xiv) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

                  (xv) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (xvi) each Selling Stockholder is the sole registered owner of the Shares to be sold by such Selling Stockholder under the Underwriting Agreement; SAIC VCC has full corporate power, right and authority to sell the Shares sold by it; and

                  (xvii) good and marketable title to the Shares sold by each Selling Stockholder under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters, who have severally purchased such Shares under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of New York, Delaware and California, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (vi) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

         The opinion of Pillsbury, Madison & Sutro LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

         (g) on the date hereof and the effective date of the most recently filed post-effective amendment filed on or subsequent to the date hereof to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, PricewaterhouseCoopers shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus;

         (h) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (i) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

         (j) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company, the SAIC Entities and the Management Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

         (k) the lock-up agreements of each of the Company's executive officers and directors, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

         7. Each of the Company, the SAIC Entities and the Senior Management Stockholder agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that (i) the aggregate obligations of the SAIC Entities under the foregoing indemnity shall not exceed the net proceeds received by SAIC VCC from the sale of the SAIC Shares (which net proceeds shall not include the Underwriters' discount) and (ii) the obligations of the Senior Management Stockholder under the foregoing indemnity shall not exceed the net proceeds received by the Senior Management Stockholder from the sale of Shares sold by the Senior Management Stockholder hereunder (which net proceeds shall not include the Underwriters' discount and, in the event the Senior Management Stockholder sells Shares upon the exercise of Options, shall not include the amount remitted to the Company to effect the exercise thereof); and provided, further, that the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages, liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (including any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (including any amendment or supplement thereto) would have cured the defect giving rise to such losses, claims, damages, liabilities or judgments, unless such failure to deliver a copy of the Prospectus was a result of the failure of the Company to provide as many copies of such Prospectus as such Underwriter may reasonably request in a timely manner.

         Each of Craig I. Fields and Jonathan W. Emery (together, the "Other Management Stockholders") agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the mean-ing of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company, the SAIC Entities and the Senior Management Stockholder to each Underwriter, but only with reference to information furnished to the Company in writing by or on behalf of such Other Management Stockholder expressly for use in the Registration Statement, the Prospectus, any amendment and supplement thereto, or any preliminary prospectus; provided, however, that the obligations of each of the Other Management Stockholders under the foregoing indemnity shall not exceed the net proceeds received by such Other Management Stockholder from the sale of Shares sold by such Other Management Stockholder hereunder (which net proceeds shall not include the Underwriters' discount and, in the case of an Other Management Stockholder who sells Shares upon the exercise of Options, shall not include the amount remitted to the Company to effect the exercise thereof).

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, each of the SAIC Entities and each of the Management Stockholders to the same extent as the foregoing indemnities from the Company, the SAIC Entities and the Management Stockholders to each Underwriter, but only with reference to information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or
(iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company, any such separate firm for the SAIC Entities shall be designated in writing by SAIC and any such separate firm for the Management Stockholders shall be designated in writing by the Attorney-in-Fact. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first four paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the SAIC Entities and the Management Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the SAIC Entities and the Management Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Com-pany, the SAIC Entities and the Management Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company , the SAIC Entities and the Management Stockholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the SAIC Entities and the Management Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the SAIC Entities and the Management Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the SAIC Entities, the Management Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the SAIC Entities, the Management Stockholders or the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) in no event shall the SAIC Entities be required to contribute any amount in excess of the amount by which the net proceeds received by SAIC VCC through the sale of its shares to the Underwriters (which net proceeds shall not include the Underwriters' discount) exceeds the amount of any damages that the SAIC Entities have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (iii) in no event shall a Management Stockholder be required to contribute any amount in excess of the amount by which the net proceeds received by it through the sale of its shares to the Underwriters exceeds the amount of any damages that such Management Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (which net proceeds shall not include the Underwriters' discount and which net proceeds, in the case of a Management Stockholder who sell Shares upon the exercise of Options, shall not include the amount remitted to the Company to effect the exercise thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the SAIC Entities and the Management Stockholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company, the SAIC Entities and the Management Stockholders and (iii) acceptance of and payment for any of the Shares.

         8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, to the Company prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company, the SAIC Entities and the Management Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be, failing such arrangements satisfactory to the Representatives and the Company) shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the SAIC Entities or the Management Stockholders. In any such case either you, the Company, the SAIC Entities or the Management Stockholders shall have the right to postpone the Closing Date (or, in the case of the Option Shares, either you, the Company or the Company shall have the right to postpone the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, the SAIC Entities or the Management Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company, the SAIC Entities or the Management Stockholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company, the SAIC Entities and the Management Stockholders agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

         11. This Agreement shall inure to the benefit of and be binding upon the Company, the SAIC Entities, the Management Stockholders and the Underwriters any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: 212-648-5705), Attention: Syndicate Department, copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (telefax:
212-269-5420), Attention: Gerald S. Tanenbaum, Esq. Notices to the Company shall be given to it at its office, 505 Huntmar Park Drive, Herndon, Virginia 20170, (telefax: 703-742-3386), Attention: Chief Executive Officer. Notices to the SAIC Entities shall be given to it at its office, 10260 Campus Point Drive, San Diego, California 92121 (telefax: 619-535-7992), Attention: General Counsel. Notices to the Management Stockholders shall be given to the Attorneys-in-Fact, c/o the Company, 505 Huntmar Park Drive, Herndon, Virginia 20170, (telefax: 703-742-9626), Attention: Chief Executive Officer. Copies of notices to any of the Company or the Selling Stockholders should be given to Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California 94025 (telefax: 650-233-4545), Attention: Jorge A. del Calvo, Esq.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         If the foregoing is in accordance with your understanding, please sign and return five counterparts hereof.

                                        Very truly yours,

                                        NETWORK SOLUTIONS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        SAIC VENTURE CAPITAL
                                        CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        MANAGEMENT STOCKHOLDERS


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:   Attorney-in-Fact

                                As Attorney-in-Fact acting on behalf of each of the Management Stockholders named in Schedule II to this Agreement.

Accepted:               , 2000

J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
HAMBRECHT & QUIST LLC
PAINEWEBBER INCORPORATED
FLEETBOSTON ROBERTSON STEPHENS
PRUDENTIAL SECURITIES INCORPORATED
   Acting severally on behalf of themselves and the several Underwriters listed in Schedule I hereto.

By: J.P. MORGAN SECURITIES INC.


By:
     --------------------------------
     Name:
     Title:

                                   SCHEDULE I

                                                              Number of
                                                          Underwritten Shares
Underwriter                                                 To Be Purchased
-----------                                               -------------------
J.P. Morgan Securities Inc.................
Morgan Stanley & Co. Incorporated..........
Hambrecht & Quist LLC......................
PaineWebber Incorporated...................
FleetBoston Robertson Stephens, Inc........
Prudential Securities Incorporated.........                    ---------
                                    Total                      7,730,000
                                                               =========

                                  SCHEDULE II

                                               Number of
                                              Underwritten
Selling Stockholders                             Shares
--------------------                          ------------
SAIC Venture Capital Corporation............   6,700,000
Craig I. Fields.............................      12,300
Robert J. Korzeniewski......................      10,000
Jonathan W. Emery...........................       7,700
                                               ---------
                                    Total      6,730,000
                                               =========